Exhibit 10.3
AMENDMENT OF
THE ADVISORY AGREEMENT

THIS AMENDMENT OF THE ADVISORY AGREEMENT (this “Amendment”), is made as of this 30th day of December 2009, by and between  Winton Capital Management Ltd., organized under the laws of England and Wales (the “Trading Manager”) and ALPHAMETRIX WC DIVERSIFIED FUND – MT0041, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Fund”).  All capitalised terms not defined herein shall have the same meaning as used in the Advisory Agreement entered into by the Assignor and the Trading Manager dated 25th day of May 2007, as assigned (collectively, “Advisory Agreement”).

RECITALS:

WHEREAS, the Trading Manager and the Fund have agreed to amend the fees payable to the Trading Manager for certain clients;

WHEREAS, the Trading Manager and the Fund desire to amend the Advisory Agreement to reflect such fee amendments.

NOW, THEREFORE, in consideration of the covenants, agreements and conditions set forth herein, the parties agree as follows:

1.          Amendment

Section 5 on Appendix A is hereby amended and replaced in its entirety with the following:

“5.           Fees:           The following rates will apply for purposes of Section 3 of the Agreement:

[Redacted]

b.           Management and Performance (for assets from UBS, Wachovia and Wells Fargo:

1.0%           management (paid monthly),
20%           performance (paid quarterly).

[Redacted]

d.           Plus any other additional compensation from the Trading Manager or other parties as agreed per any side letter or agreement.”

2.           Complete Agreement.  This Amendment constitutes the entire agreement between the parties with respect to the matters contemplated herein and supersedes all negotiations, representations, warranties, and agreements entered into prior to the date hereof with respect to the subject matter hereof.

3.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.           Headings.  Headings to sections and subsections in this Amendment are for the convenience of the parties only and are not intended to affect the meaning or interpretation hereof.

5.           Severability.   The parties to this Amendment agree that each provision of this Amendment is considered severable from every other provision.   In the event any provision is held invalid, void and unenforceable by a court of competent jurisdiction, such provision will automatically be replaced by provisions which are valid and enforceable.   All remaining provision shall remain enforceable to the fullest extent permitted by law.  It is the intent of the parties to this Amendment that the rendering invalid of any provisions shall not affect the rights and obligations of each party under the remaining provisions or interfere with the consummation of the transaction contemplated by this Amendment.

6.           Successor and Assigns.  This Amendment may not be assigned by any party without the written consent of the other party.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

7.           Other Terms.    All other terms and conditions of the Trading Agreement remain in effect and are continuing as of the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

WINTON CAPITAL MANAGEMENT LTD.

By:  __________________________________
Name:
Title:

ALPHAMETRIX WC DIVERSIFIED FUND – MT0041

By:  ALPHAMETRIX, LLC, as Sponsor

By:

By: __________________________________
Name:
Title:

AGREED AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE.

ALPHAMETRIX, LLC, as Sponsor

By: __________________________________
Name:
Title: